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                                                               EXHIBIT 10(a)(1)

                                AMENDMENT NO. 1
                                       TO
                        AMENDED MASTER DISTRIBUTION PLAN
                                       OF
                             AIM EQUITY FUNDS, INC.
                    (Retail Classes, Front-End Sales Charge)

         The Amended Master Distribution Plan of AIM Equity Funds, Inc., (the "Plan"), dated September 27, 1993,is hereby amended as follows:

         Appendix A of the Plan is hereby deleted in its entirety and replaced with the following:

                                 "APPENDIX A TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                             AIM EQUITY FUNDS, INC.

                                DISTRIBUTION FEE


         The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio as designated below, a Distribution Fee* determined by applying the annual rate set forth below as to each Portfolio (or Retail Class thereof) to the average daily net assets of the Portfolio (or Retail Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio (or Retail Class).


         PORTFOLIO                                          ANNUAL RATE
         ---------                                          -----------

         AIM Aggressive Growth Fund                               0.25%

         AIM Charter Fund (Retail Class)                          0.30%

         AIM Constellation Fund (Retail Class)                    0.30%

         AIM Weingarten Fund (Retail Class)                       0.30%

         AIM Blue Chip Fund                                       0.35%

         AIM Capital Development Fund                             0.35%



_____________________________________
* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Class and the applicable Portfolio. The amount of the Distribution Fee is subject to any applicable limitations imposed from time to time by applicable Rules of the National Association of Securities Dealers, Inc."


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         All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: ____________________________, 1995

                                            AIM EQUITY FUNDS, INC.


Attest: ___________________________         By: _______________________________
           Assistant Secretary                            President














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